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                                                                      Exhibit 12

TEXTRON FINANCIAL CORPORATION
STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                  SIX MONTHS ENDED
                                                                                                  ----------------
                                                                                                       JUNE 30,
                                                                                                         2002
                                                                                                         ----
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Income before income taxes, distributions on preferred securities and cumulative effect of change
    in accounting principle                                                                            $ 52,067
                                                                                                      --------

Fixed Charges:

Interest on debt                                                                                         95,156

Estimated interest portion of rents                                                                       1,294
                                                                                                       --------
Total fixed charges                                                                                      96,450
                                                                                                       --------

Adjusted income                                                                                         148,517

Ratio of earnings to fixed charges                                                                        1.54x
                                                                                                       ========
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         The ratio of earnings to fixed charges has been computed by dividing income before income taxes, distributions on preferred securities and cumulative effect of change in accounting principle and fixed charges by fixed charges.
Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.